UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 26, 2010

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release dated April 27, 2010 reporting Masco Corporation’s financial results for the first quarter of 2010 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2010. On April 27, 2010, Masco Corporation will hold an investor conference call and web cast to discuss financial results for the first quarter 2010.
     This information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     As previously announced in February 2010, the Company is combining its Builder Cabinet Group and Retail Cabinet Group to form Masco Cabinetry. In connection with this combination, the Company anticipates that it will close two manufacturing facilities associated with ready-to-assemble and other non-core in-stock assembled product lines in the first half of 2011. For further information, please see the first paragraph under the caption “Subsequent Event” in our earnings release. A copy of our earnings release is attached as an exhibit to this Current Report on Form 8-K and such paragraph is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99 Press Release of Masco Corporation dated April 27, 2010 reporting Masco Corporation’s financial results for the first quarter 2010 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2010.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

April 26, 2010

EXHIBIT INDEX
99 Press Release of Masco Corporation dated April 27, 2010 reporting Masco Corporation’s financial results for the first quarter 2010 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2010.